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                                                                    EXHIBIT 99.4

                        INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
                                       OF
                               5% NOTES DUE 2013
                                       OF
                             SCHOLASTIC CORPORATION

TO REGISTERED HOLDER:

    The undersigned hereby acknowledges receipt of the Prospectus dated April
  , 2003 (the "Prospectus") of Scholastic Corporation (the "Company") and accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of 5% Notes Due 2013 registered under the Securites Act of 1933, as amended (the "Securities Act") (the "New Notes"), of the Company for each $1,000 principal amount of outstanding unregistered 5% Notes Due 2013 (the
"Old Notes") of the Company. Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $____________

    With respect to the Exchange Offer, the undersigned hereby instructs you
(check one of the following boxes):

[ ] To TENDER the following Old Notes held by you for the account of the undersigned
    (insert principal amount of Old Notes to be tendered (if any)):

                          $____________ of Old Notes.*
                                       or

[  ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

* New Notes and the untendered portion of Old Notes must be in minimum denominations of integral multiples of $1,000. Unless otherwise indicated, it will be assumed that the entire principal amount of Old Notes held by us for your account are to be tendered.

    If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New
Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange
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Commission (the "Commission") set forth in the Exxon Capital Holdings
Corporation no-action letter (available May 13, 1988) or similar letters,
(iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission and (v) neither the undersigned nor any person receiving any New
Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities
Act. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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
                         SIGN HERE

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                 SIGNATURE(S) OF OWNER(S))

Date:
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MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OLD NOTES EXACTLY AS NAME(S)
APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE OLD NOTES OR ON A SECURITY POSITION
LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED OLD NOTE HOLDER(S) BY
CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES,
EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF
CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE
PROVIDE THE FOLLOWING INFORMATION.

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
Name(s):
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                                   (PLEASE PRINT)

Capacity (Full Title):
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Address:
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                                 (INCLUDE ZIP CODE)

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
Area Code and Telephone Number:
                                 ----------------------------------------------------------
Tax Identification or Social Security
Number(s):
                                             -----------------------------------------------

    The method of delivery of this document is at the option and risk of the tendering holder of Old Notes. In all cases, sufficient time should be allowed for delivery.